ARTICLES OF DOMESTICATION

OF

RICH PHARMACEUTICALS, INC.

Pursuant to W.S. 17-16-1801 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

1.     Existing Corporate Name. The name of the Company is Rich Pharmaceuticals, Inc.

2.     Jurisdiction of Incorporation. The Company was incorporated under the laws of the State of Nevada.

3.     Incorporation Date. The date of the Company's incorporation was August 9, 2010.

4.     The period of the Company's duration is perpetual.

5.     Mailing Address. The mailing address of the Company is:

9595 Wilshire Blvd. Suite 900
Beverly Hills 90212

6.     Principal Office. The address of the Company's principal office is:

9595 Wilshire Blvd. Suite 900
Beverly Hills 90212

7.     Name and Physical Address of Company's Wyoming Registered Agent. The physical address of the Company's proposed registered office in Wyoming and the name of its registered agent at that address is:

Buffalo Registered Agents LLC
412 N Main St Suite 100 Buffalo

Wyoming 82834

8.     Purpose: The purpose which the Company proposes to pursue is to engage in any lawful business permitted under the laws of the State of Wyoming.

9.     Directors & Officers: The names and respective addresses of the Company's officers and directors are:

Position	name	address
President, Secretary, Treasurer, Director	Ben Chang	9595 Wilshire Blvd. Suite 900 Beverly Hills 90212
Director	Carole A. Salvador	9595 Wilshire Blvd. Suite 900 Beverly Hills 90212

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10.     Authorized Shares: The aggregate number of shares which the Company has authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Par Value/Share
40,000,000,000	Common Stock	$0.001
10,000,000	Preferred Stock	$0.001

See Exhibit A attached hereto regarding the Articles of Incorporation.

11.     Issued Shares: The aggregate number of the Company's issued shares itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Par Value/Share
1,002,677,821	Common Stock	$0.001
6,000,000	Series A Preferred Stock	$0.001

12.     Written Consent. Any action required or permitted by the Act to be taken at a shareholders' meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder(s) who signs the consent and be delivered to the Company for inclusion in the minutes or filing with the corporate records.

14.     Constitution: The Company accepts the Constitution of the State of Wyoming in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

15.     Certified Copy of Company's Corporate Charter Documents Attached. A certified copy of the Company's original corporate charter and all amendments thereto filed with the Nevada Secretary of State are attached hereto as Exhibit B.

16. Good Standing. A certified copy of the Company’s good standing is attached hereto as Exhibit C.

Dated February 28, 2018.

RICH PHARMACEUTICALS, INC.

By: /s/ Ben Chang
Name: Ben Chang
Title: President and CEO

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Exhibit A

Wyoming Articles of Incorporation

ARTICLES OF INCORPORATION

OF

Rich Pharmaceuticals, Inc.

ARTICLE I
NAME

The name of the corporation shall be Rich Pharmaceuticals, Inc. (hereinafter, the “Corporation”).

ARTICLE II
REGISTERED OFFICE

The initial office of the Corporation shall be 9595 Wilshire Blvd, Suite 900 Beverly Hills, CA 90212. The initial registered agent of the Corporation shall be Buffalo Registered Agents LLC at 412 N Main St Suite 100 Buffalo, Wyoming 82834. The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Wyoming. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Wyoming.

ARTICLE III
CAPITAL STOCK

Section 1.    Authorized Shares.    The aggregate number of shares which the Corporation shall have authority to issue is forty billion and ten million (40,010,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is forty billion (40,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2.    Common Stock.

(a)    Dividend Rate.    Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the "Articles") or the Wyoming Business Corporation Act (hereinafter, the “WBCA”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b)    Voting Rights.    Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

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(c)    Liquidation Rights.    In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d)    No Conversion, Redemption, or Preemptive Rights.    The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e)    Consideration for Shares.    The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3.    Preferred Stock.

(a)    Designation.    The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

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(b)    Certificate.    Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

(c) Series A Preferred Stock. There hereby is created, out of the ten million (10,000,000) shares of preferred stock, par value $.001 per share, of the Corporation authorized by Article III of the Articles of Incorporation (“Preferred Stock”), a series of Series A Preferred Stock, consisting of six million (6,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

The specific powers, preferences, rights and limitations of the Series A Preferred Stock are as follows:

1. Designation; Rank. This series of Preferred Stock shall be designated and known as “Series A Preferred Stock.” The number of shares constituting the Series A Preferred Stock shall be six million (6,000,000) shares. Except as otherwise provided herein, the Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to the common stock, par value $0.001 per share (the “Common Stock”).

2. Dividends. The holders of shares of Series A Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

3. Liquidation Preference.

(a) In the event of any dissolution, liquidation or winding up of the Corporation (a “Liquidation”), whether voluntary or involuntary, the Holders of Series A Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock.

(b) A sale of all or substantially all of the Corporation’s assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a “Change in Control Event”), shall not be deemed to be a Liquidation for purposes of this Designation.

4. Voting. The holders of Series A Preferred Stock shall have the right to cast one thousand (1000) votes for each one (1) share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters as required by law. There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of common stock of the Corporation as a single class on all actions to be taken by the common stock holders of the Corporation, except to the extent that voting as a separate class or series is required by law and cannot be modified by this Certificate of Designations.

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Section 4.    Non-Assessment of Stock.    The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE IV
DIRECTORS AND OFFICERS

Section 1.    Number of Directors.    The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

Section 2.    Initial Directors.    The name and post office box or street address of the director(s) constituting the initial board of directors is:

Name       Address

Ben Chang 9595 Wilshire Blvd, Suite 900 Beverly Hills, CA 90212

Carole A. Salvador 9595 Wilshire Blvd, Suite 900 Beverly Hills, CA 90212

Section 3.    Limitation of Liability.    The personal liability of a director or officer to the Corporation or its shareholders for damages for breach of fiduciary duty as a director or officer shall be eliminated to the fullest extent permissible under Wyoming law except for the following: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of distributions in violation of Section 17-16-833 of the Wyoming Business Corporation Act.

If the Wyoming Business Corporation Act is hereinafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wyoming Business Corporation Act, as so amended.

The Corporation shall indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative, or investigative, by reason that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Any repeal or modification of the foregoing provisions of Article IV by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective.

Section 4.    Payment of Expenses.    In addition to any other rights of indemnification permitted by the laws of the State of Wyoming or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VII hereof).

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Section 5.    Repeal And Conflicts.    Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V
COMBINATIONS WITH INTERESTED STOCKHOLDERS

Section 1. Election Not to Be Subject to the Restrictions in WBCA 17-18-104(b) Related to Restrictions on Business Combinations. The Corporation elects not to be subject to the restrictions in WBCA 17-18-104(b).

Section 2. Election Not to Be Subject to the Restrictions in WBCA 17-18-105 Through 17-18-111 Related to Takeover Protection Provisions. The Corporation elects not to be subject to the restrictions in WBCA 17-18-105 through 17-18-111.

ARTICLE VI
SHAREHOLDER ACTION WITHOUT A MEETING

Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consent shall bear the date of signature of the shareholder(s) who signs the consent and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE VII
BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its Incorporator on February 28, 2018.

/s/ Ben Chang
Ben Chang

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Exhibit B

Nevada Articles of Incorporation and All Amendments Thereto

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Incorporation

 (PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	Nepia, Inc.

2.	Resident Agent for Service of Process: (check only one box)	X Nevada Agency and Trust Company
Commercial Registered Agent

		Noncommercial Registered Agent	OR		Office or Position with Entity

Name of Noncommerical Registered Agent OR Name of Title of Officer or Other Position with Entity

		Street Address		City	State	Zip

		Mailing Address (if different from street address)		City	State	Zip

3.	Authorized Stock: (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000	Par value: $0.001		Number of shares without par value:	0

4.	Names & Addresses of Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attached additional pages if more than two directors trustees)	1. Li Deng Ke
Name
		Tian Bei W. Rd. Yung Guang Tian Di	Shenzhen			China
		Street Address	City		ST	Zip Code
2.
Name

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Name, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Li Deng Ke		/s/ Li Deng Ke
		Name		Signature
		Tian Bei W. Rd. Yung Guang Tian Di	Shenzhen			China
		Street Address	City	ST		Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Nevada Agency and Trust Company			August 9, 2010
		Authorized Signature of R.A. or On Behalf of R.A. Company			Date

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ARTICLES OF INCORPORATION

OF

NEPIA, INC.

ARTICLE I

NAME

The name of the corporation shall be Nepia, Inc. (hereinafter, the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The initial office of the Corporation shall be Tian Bei Wi. Rd. Yung Guang Ti Di, Ming Xing Ge, Unit 1503, Shenzhen, China.  The initial registered agent of the Corporation shall be Nevada Agency and Transfer Company at W. Liberty St., Ste 880, Reno, NV 89501.  The Corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

CAPITAL STOCK

Section 1.    Authorized Shares.    The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is ninety million (90,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2.    Common Stock.

(a)    Dividend Rate.    Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the "Articles") or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b)    Voting Rights.    Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c)    Liquidation Rights.    In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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(d)    No Conversion, Redemption, or Preemptive Rights.    The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e)    Consideration for Shares.    The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3.    Preferred Stock.

(a)    Designation.    The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section "fact or event" includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b)    Certificate.    Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

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Section 4.    Non-Assessment of Stock.    The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

ARTICLE IV

DIRECTORS AND OFFICERS

Section 1.    Number of Directors.    The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one (1) individual and not more than thirteen (13) individuals. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

Section 2.    Initial Directors.    The name and post office box or street address of the director(s) constituting the initial board of directors is:

Name                                  Address

Li Deng Ke     Tian Bei Wi. Rd. Yung Guang Ti Di, Ming Xing Ge, Unit 1503, Shenzhen, China

Section 3.    Limitation of Liability.    The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

Section 4.    Payment of Expenses.    In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder, including, but not limited to, in connection with such person being deemed an Unsuitable Person (as defined in Article VII hereof).

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Section 5.    Repeal And Conflicts.    Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Sections 3 or 4 above and any other Article of the Articles, the terms and provisions of Sections 3 or 4 above shall control.

ARTICLE V

COMBINATIONS WITH INTERESTED STOCKHOLDERS

At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

ARTICLE VI

BYLAWS

The board of directors is expressly granted the exclusive power to make, amend, alter, or repeal the bylaws of the Corporation pursuant to NRS 78.120.

IN WITNESS WHEREOF, the Corporation has caused these articles of incorporation to be executed in its name by its Incorporator on July 30, 2010.

/s/ Li Deng Ke

Li Deng Ke

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ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation

 (PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Designation
For Nevada Corporations
(Pursuant to NRS 78.1955)

1.	Name of corporation:
Nepia, Inc.

2.	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

On behalf of Nepia, Inc., a Nevada corporation (the “Corporation”), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the “Board”):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the “Articles of Incorporation”), there hereby is created, out of the ten million (10,000,000) shares of preferred stock, par value $.001 per share, of the Corporation authorized by Article III of the Articles of Incorporation (“Preferred Stock”), a series of Series A Preferred Stock, consisting of six million (6,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

SEE ATTACHED

3.	Effective date of filing (optional):

4.	Signatures (required)

X /s/ Sean Webster
Signature

13

 ______________________________________

CERTIFICATE OF DESIGNATION

OF

NEPIA, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

______________________________________

SERIES A PREFERRED STOCK

On behalf of Nepia, Inc., a Nevada corporation (the “Corporation”), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the “Board”):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the “Articles of Incorporation”), there hereby is created, out of the ten million (10,000,000) shares of preferred stock, par value $.001 per share, of the Corporation authorized by Article III of the Articles of Incorporation (“Preferred Stock”), a series of Series A Preferred Stock, consisting of six million (6,000,000) shares, which series shall have the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

The specific powers, preferences, rights and limitations of the Series A Preferred Stock are as follows:

1. Designation; Rank. This series of Preferred Stock shall be designated and known as “Series A Preferred Stock.” The number of shares constituting the Series A Preferred Stock shall be six million (6,000,000) shares. Except as otherwise provided herein, the Series A Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution, rank pari passu to the common stock, par value $0.001 per share (the “Common Stock”).

2. Dividends. The holders of shares of Series A Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

3. Liquidation Preference.

(a) In the event of any dissolution, liquidation or winding up of the Corporation (a “Liquidation”), whether voluntary or involuntary, the Holders of Series A Preferred Stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock.

(b) A sale of all or substantially all of the Corporation’s assets or an acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a “Change in Control Event”), shall not be deemed to be a Liquidation for purposes of this Designation.

4. Voting. The holders of Series A Preferred Stock shall have the right to cast one hundred (100) votes for each one (1) share held of record on all matters submitted to a vote of holders of the Corporation’s common stock, including the election of directors, and all other matters as required by law. There is no right to cumulative voting in the election of directors. The holders of Series A Preferred Stock shall vote together with all other classes and series of common stock of the Corporation as a single class on all actions to be taken by the common stock holders of the Corporation, except to the extent that voting as a separate class or series is required by law and cannot be modified by this Certificate of Designations.

IN WITNESS WHEREOF the undersigned has signed this Designation this 18th day of July 2013.

Nepia, Inc.

By:	/s/ Sean Webster
Name:	Sean Webster
Title:	CEO

14

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.

Rich Pharmaceuticals, Inc.
Name of merging entity
NV	Corporation
Jurisdiction	Entity type*

Nepia, Inc.
Name of surviving entity
NV	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

15

Articles of Merger
(PURSUANT TO NRS 92A.200)

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger-NRS 92A.190):
Attn:
c/o:

3) (Choose one)
[ ] The undersigned declars that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
[X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner’s approval (NRS 92A.200)(options a,b, or c must be used, as applicable for each entity) (If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):
(a) Owner’s approval was not required from
Rich Pharmaceuticals, Inc.
Name of merging entity, if applicable

and, or:

Nepia, Inc.
Name of surviving entity, if applicable

16

Articles of Merger
(PURSUANT TO NRS 92A.200)

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

17

Articles of Merger
(PURSUANT TO NRS 92A.200)

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

18

Articles of Merger
(PURSUANT TO NRS 92A.200)

5)       Amendments, If any, to the articles of certificate of the surviving entity.  Provide article numbers, if avaliable. (NRS 92A.200)*:
Article I: Name
“The name of the corporation is Rich Pharmaceuticals, Inc., hereinafter the “Corporation.”

6) Location of Plan of Merger (check a or b):
[ ] (a) The entire plan of merger is attached;
[X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

19

Articles of Merger
(PURSUANT TO NRS 92A.200)

8)       Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box [ ] and attached an 8 ½” X 11” blank sheet containing the required information for each additional entity.):

Rich Pharmaceuticals, Inc.
Name of merging entity

X /s/ Ben Chang	President	8/23/13
Signature	Title	Date

Name of surviving entity

X /s/ Ben Chang	President	8/23/13
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

20

BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130611367-60 Filing Date and Time 09/17/2013 11:43 AM Entity Number E0385202010-4
ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Rich Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
90,000,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

37, 503,000,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series:
416.7 shares issued for every 1 share outstanding

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares will be rounded to the nearest whole number

7. Effective date of filing (optional):	Date:	Time:

8. Officer Signature: X /s/ Ben Chang	CEO Title

21

BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Rich Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
37,503,000,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
375,030,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series:
Not applicable.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractions of shares resulting from the split will be rounded up to the next whole share.

7. Effective date of filing (optional): Date: February 11, 2016 Time: 6:00 AM EDT

8. Officer Signature: X /s/ Authorized Signature Title: Chief Executive Officer

22

BARBARA K. CEGAVSKE

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20160232347-40 Filing Date and Time 05/23/2016 4:25 PM Entity Number E0385202010-4
USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
Rich Pharmaceuticals, Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article III, Section 1 be deleted in its entirety and the following inserted in lieu thereof:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is four billion ten million (4,010,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is four billion (4,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares.
SEE ATTACHED

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
Majority

4.	Effective date and time of filing (optional):

5.	Signatures (required)
X /s/ Ben Chang
Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Article III, Section 1 be deleted in its entirety and the following inserted in lieu thereof:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is four billion ten million (4,010,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is four billion (4,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

23

BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Amendment to Certificate of Designation After Issuance of Class of Series (PURSUANT TO NRS 78.1955)	Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20170054030-63 Filing Date and Time 02/03/2017 7:38 AM Entity Number E0385202010-4
ABOVE SPACE IS FOR OFFICE USE ONLY
USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations (Pursuant to Nevada Revised Statutes 78.1955 – After Issuance of Class or Series)

1) Name of corporation:
Rich Pharmaceuticals, Inc.

2) Stockholder approval pursuant to statue has been obtained.

3) The class or series of stock being amended:
Series A Preferred Stock

4) By resolution adopted by the board of directiors, the certificate of designation is being amended as follows or the new class or series is:

SERIES A PREFERRED STOCK

On behalf of Rich Pharmaceuticals, Inc., a Nevada corporation (the “Corporation”), the undersigned hereby certifies that the following resoltuion has been duly adopted by the board of directors of the Corporation (the “Board”);

RESOLVED, that, pursuant to the authority granted to and vested in the Board Board by the provisions of the articles of incorporation of the Corporation SEE ATTACHED

5) Effective date of filing: (optional)

6) Signature: /s/ Ben Chang

24

AMENDED CERTIFICATE OF DESIGNATION

OF

RICH PHARMACEUTICALS, INC.

Pursuant to Section 78.1955 of the

Nevada Revised Statutes

SERIES A PREFERRED STOCK

On behalf of Rich Pharmaceuticals, Inc., a. Nevada corporation. (the "Corporation"), the undersigned hereby certifies that the following resolution has been duly adopted by the board of directors of the Corporation (the "Board"):

RESOLVED, that, pursuant to the authority granted to and vested in the Board by the provisions of the articles of incorporation of the Corporation (the "Articles of Incorporation"). there hereby is created out of the ten million (10,000,000) shares of preferred stock, par value $.001 per share, of the Corporation authorized by Article III of the Articles or Incorporation ("Preferred Stock"), a series of Series A Preferred Stock, consisting of six million (6,000,000) shares, which series shall have. the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions:

The specific powers, preferences, rights .and limitations of the Series A Preferred. Stock are as follows:

1.                  Designation; Rank. This series of Preferred Stock shall be designated and known as "Series A Preferred Stock." The number of shares constituting the Series A Preferred Stock shall be six million (6,000,000) shares. Except as otherwise provided herein, the Series A Preferred Stock shall, with respect to rights on liquidation, winding. up and dissolution, rank pari passu to the common stock, par value $0.001 per share {the "Common Stock").

2.                  Dividends. The holders of shares of Series A Preferred Stock have no. dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

3.                  Liquidation Preference.

a.                   In the event of any dissolution, liquidation or winding up of the Corporation (a “Liquidation”), whether voluntary or involuntary, the Holders of Series A Preferred . stock shall be entitled to participate in any distribution out of the assets of the Corporation on an equal basis per share with the holders of the Common Stock.

25

                 A sale of all or substantially all of the Corporation's assets or an acquisition of the Corporation. by another entity by means of any transaction or series related transactions (including, without limitation, a reorganization, consolidated or merger) that results the transfer of fifty percent (50%) or more of the outstanding voting power of the Corporation (a “Change in Control Event”), shall not be deemed to be a Liquidation for purposes of this Designation.

4.                  Voting. The holders of Series A Preferred Stock shall have the right to cast one thousand (l,000) votes for each one (1) share held of record on all matters submitted to a vote of holders of the Corporation's common stock, including the election of directors, and all other matters as required by law. There is. no right to cumulative voting in the election of directors. Tile holders of Series A Preferred Stock shall vote together with all other classes .and series or common stock of the Corporation as a single class on all actions to be taken by the common stock holders of the Corporation except to the extent that voting as a separate class or series is required by law and cannot be modified by this Certificate of Designation.

IN WITNESS WHEREOF the undersigned has signed this Designation this 31st day of January, 2017.

RICH PHARMACEUTICALS, INC.

By: /s/ Ben Chang

Name: Ben Chang

Title: CEO

26

BARBARA K. CEGAVSKE

Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

 (PURSUANT TO NRS 78.385 and 78.390)

USE BLACK INK ONLY- DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1.	Name of corporation:
RICH PHARMACEUTICALS, INC.

2.	The articles have been amended as follows (provide article numbers, if available):

Article III, Section 1 be deleted in its entirety and the following inserted in lieu thereof:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is forty billion ten million (40,010,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is forty billion (40,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
Majority

4.	Effective date and time of filing (optional):

5.	Signatures (required)

X /s/ Ben Chang
Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Article III, Section 1 be deleted in its entirety and the following inserted in lieu thereof:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is forty billion ten million (40,010,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is forty billion (40,000,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. ThePreferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

27

BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20170207361-19 Filing Date and Time 05/10/2017 8:21 AM Entity Number E0385202010-4
ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
Rich Pharmaceuticals, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:
40,000,000,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

2,000,000,000 shares of common stock authorized, $0.001 par value 10,000,000 shares of preferred stock authorized, $0.001 par value
5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series:
1 share will be issued for every 20 shares of common stock outstanding. No change to outstanding preferred shares.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares will be rounded to the nearest whole number

7. Effective date of filing (optional):	Date:	Time:

8. Officer Signature: X /s/ Ben Chang	CEO Title

28

Exhibit C

Nevada Good Standing

29